SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 5, 2004

AEROFLEX INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-02324	11-1974412
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 South Service Road, Plainview, New York		11803
(Address of Principal Executive Offices)		(Zip Code)

(516) 694-6700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.            Other Events and Required FD Disclosure

On March 5, 2004, the Registrant entered into an Underwriting Agreement with Banc of America Securities LLC, Deutsche Bank Securities Inc., CIBC World Markets Corp., Thomas Weisel Partners LLC, Adams, Harkness & Hill, Inc. and A.G. Edwards & Sons, Inc. (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the several Underwriters an aggregate of 7,000,000 shares of its Common Stock, par value $0.10 per share.  In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,050,000 shares.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

99.1         Underwriting Agreement among Aeroflex Incorporated, Banc of America Securities LLC, Deutsche Bank Securities Inc., CIBC World Markets Corp., Thomas Weisel Partners LLC, Adams, Harkness & Hill, Inc. and A.G. Edwards & Sons, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROFLEX INCORPORATED

	By:	/s/Michael Gorin
	Name:	Michael Gorin
	Title:	Vice Chairman

Dated: March 5, 2004